                MORGAN STANLEY GLOBAL DIVIDEND GROWTH SECURITIES
                            c/o Morgan Stanley Trust
                Harborside Financial Center, Plaza Two, 3rd Floor
                          Jersey City, New Jersey 07311


                                                  May 29, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:      Securities Act File No. 33-59004
         Post-Effective Amendment No. 12
         -------------------------------


Dear Sir or Madam:

     In connection with the filing of Post-Effective Amendment No. 12 of this Fund's Registration Statement on Form N-1A, as General Counsel to this Fund, I hereby represent, pursuant to Rule 485(b), that the said Post-Effective Amendment No. 12 filed pursuant to Rule 485(b) under the Securities Act of 1933 does not contain any disclosures which would render it ineligible to become effective pursuant to said Rule 485(b).


                                                  Very truly yours,
                                              /s/ Barry Fink
                                                  -------------
                                                  Barry Fink
                                                  Vice President
                                                  and General Counsel

cc: Larry Greene